UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-34434	No. 27-0624498
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza, New York, NY		10121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 21, 2013, The Madison Square Garden Company (the “Company”) held its annual meeting of stockholders. In accordance with the Company’s Amended and Restated Certificate of Incorporation, the Class A stockholders have one vote per share and the Class B stockholders have ten votes per share. The proposals are described in detail in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on October 11, 2013. The final results for the votes regarding each proposal are set forth below.

1.	The Company’s Class A stockholders elected the three directors listed below to the Board of Directors. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
Richard D. Parsons	46,863,489	1,525,048	3,156,370
Alan D. Schwartz	42,787,029	5,601,508	3,156,370
Vincent Tese	42,609,271	5,779,266	3,156,370

The Company’s Class B stockholders elected the nine directors listed below to the Board of Directors. The votes regarding this proposal were as follows:

	For	Withheld
James L. Dolan	135,885,550	0
Charles F. Dolan	135,885,550	0
Charles P. Dolan	135,885,550	0
Kristin A. Dolan	135,885,550	0
Thomas C. Dolan	135,885,550	0
Brian G. Sweeney	135,885,550	0
Deborah A. Dolan-Sweeney	135,885,550	0
Marianne Dolan Weber	135,885,550	0
Wilt Hildenbrand	135,885,550	0

2.	The Company’s Class A stockholders and Class B stockholders, voting together as a single class, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
187,239,526	177,221	13,710	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY (Registrant)

By:	/s/ Lawrence J. Burian
	Name:	Lawrence J. Burian
	Title:	Executive Vice President, General Counsel and Secretary

Dated: November 25, 2013